UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2016

EHEALTH, INC. (Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

440 EAST MIDDLEFIELD ROAD
MOUNTAIN VIEW, CALIFORNIA 94043
(Address of principal executive offices)    (Zip Code)

(650) 584-2700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2016, eHealth, Inc. (the “Company”) announced the resignation of Gary L. Lauer from his positions as Chairperson of the Board of Directors (the “Board”) and Chief Executive Officer of the Company, effective immediately. In submitting his resignation, Mr. Lauer did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Lauer’s resignation, the Company entered into a separation and release agreement with Mr. Lauer on May 31, 2016 (the “Separation Agreement”). The Separation Agreement entitles Mr. Lauer to a cash payment in an amount equal to $1,516,548 and Company‑paid COBRA premiums for up to 18 months. The Separation Agreement also entitles Mr. Lauer to 100% vesting of his outstanding and unvested equity awards that are subject to vesting solely based on his continued service with the Company and 18,750 shares underlying a performance-based restricted stock unit award granted on March 31, 2015. The remaining portion of the performance-based restricted stock unit award was forfeited and Mr. Lauer has no further rights with respect to that portion of the award. The Separation Agreement includes a release of claims by Mr. Lauer in favor of the Company and its affiliates and provides that Mr. Lauer will provide consulting services to the Company through December 31, 2016, to assist with the transition of his duties and responsibilities.

On May 31, 2016, the Company announced the appointment of Scott N. Flanders, a director of the Company, as the Chief Executive Officer of the Company, effective as of such date.

Mr. Flanders, 59, has served as a director of the Company since February 2008. From July 2009 until May 31, 2016, Mr. Flanders served as the chief executive officer and as a member of the board of directors of Playboy Enterprises, Inc., a media and lifestyle company. Previously, Mr. Flanders served as the president and chief executive officer of Freedom Communications, Inc., a privately-owned media company, from January 2006 to June 2009, and as a member of its board of directors from 2001 to 2009. Freedom Communications, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in September 2009. From 1999 to July 2005, Mr. Flanders served as the chairman and chief executive officer of Columbia House Company, a direct marketer of music and video products, which was acquired by Bertelsmann AG in July 2005. Mr. Flanders holds a B.A. degree in economics from the University of Colorado and a J.D. from Indiana University. He is also a certified public accountant.

In connection with his appointment as Chief Executive Officer, the Compensation Committee of the Board approved an employment agreement with Mr. Flanders (the “Employment Agreement”), which provides for an initial annual base salary of $600,000 and a target annual incentive award opportunity equal to 100% of his annual base salary, subject to the terms of the Company’s Performance Plan or Bonus Plan, as applicable, with any such bonus payable to Mr. Flanders to be prorated for fiscal year 2016. To assist with Mr. Flanders’ relocation to the San Francisco Bay Area, he will receive a one-time cash payment of $300,000.

The Employment Agreement provides for the grant of a non-statutory stock option to purchase 150,000 shares of the common stock of the Company (the “Time-Based Option”) and a performance‑based non-statutory stock option to purchase 150,000 shares of the common stock of the Company (the “Performance-Based Option”). Each of the Time-Based Option and the Performance-Based Option will have a per share exercise price equal to the closing price of the Company’s common stock on the date of grant. Subject to potential acceleration upon certain terminations of employment or otherwise continued service through the applicable scheduled vesting date, the Time-Based Option will be subject to vesting over four years. Portions of the Performance-Based Option are eligible to be earned based on the Company’s achievement of various levels of thirty trading day average stock price targets (or transaction price targets, in the case of a change in control), with vesting generally occurring one year following the date the option is earned, so long as Mr. Flanders has remained in continuous service with the Company (subject to potential acceleration of vesting upon certain terminations of employment). Each of the Time-Based Option and Performance-Based Option will be granted under the Company’s 2014 Equity Incentive Plan (the “Equity Plan”) and otherwise be subject to the terms and conditions of an option agreement under the Equity Plan.

The Employment Agreement also provides for the grant of two restricted stock unit awards. The first restricted stock unit award will cover 100,000 shares of the Company’s common stock and will be subject to vesting over four years, subject to potential acceleration upon certain terminations of employment (the “Time-Based RSU”). The second restricted stock unit award will cover 200,000 shares of common stock and will be subject to earning and vesting in accordance with the provisions described above regarding the Performance-Based Option (the “Performance-Based RSU”). Each of the Time-Based RSU and Performance-Based RSU will be granted under the Equity Plan and otherwise be subject to the terms and conditions of an award agreement under the Equity Plan. In addition, shares subject to the Time Based RSU and Performance Based RSU that vest, if any, will be settled pursuant to the terms of a deferral election previously made by Mr. Flanders, generally upon the first to occur of a change in control of the Company, termination of his employment, or his death.

If Mr. Flanders’ employment is terminated by the Company without cause or if he voluntarily resigns for good reason and provided that any such termination occurs during the period beginning with the date that the Company enters into a binding definitive agreement that would result in the Company’s change of control and ending on the date 12 months following the change of control (the “Change of Control Period”), Mr. Flanders will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to twenty-four months of his then current annual base salary; (ii) a cash payment in an amount equal to his target cash incentive award for such year, on a prorated basis; (iii)  Company‑paid COBRA premiums for up to 18 months, and (iv) 100% vesting of any unvested equity awards, provided that his Performance‑Based Option and Performance‑Based RSU awards will accelerate vesting only to the extent that performance has been achieved as of the date of termination of employment (whether due to the Company’s achievement of the relevant 30-day average stock price or due to the occurrence of a change in control with the relevant transaction price, as described above).

If Mr. Flanders’ employment is terminated by the Company without cause or if he voluntarily resigns for good reason and provided that any such termination occurs other than during the Change of Control Period, Mr. Flanders will be entitled to the following severance payments and benefits: (i) a cash payment in an amount equal to twenty-four months of his then current annual base salary; (ii) a cash payment in an amount equal to his target cash incentive award for such year, on a prorated basis; (iii)  Company‑paid COBRA premiums for up to 18 months, and (iv) vesting of his Performance‑Based Option and Performance‑Based RSU awards, but only to the extent that performance has been achieved as of the date of termination of employment.

Mr. Flanders’ receipt of the foregoing severance payments and benefits is conditioned on his execution of a release of claims in favor of the Company and its affiliates.

There are no family relationships between Mr. Flanders and any other director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to the Employment Agreement, there are no transactions between Mr. Flanders or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Flanders and any other persons pursuant to which Mr. Flanders was selected as the Chief Executive Officer of the Company.

The foregoing descriptions of the Separation Agreement applicable to Mr. Lauer and the Employment Agreement applicable to Mr. Flanders are summaries only and do not purport to be complete. A copy of each of the foregoing agreements will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2016.

Item 7.01. Regulation FD Disclosure.

Effective as of May 31, 2016, the Board formed two new committees. Specifically, the Board formed the Government and Regulatory Affairs Committee, with Ms. Tauscher and Jack L. Oliver, III serving as members, and the Strategy Committee, with Mr. Goldberg and Mr. Livingston serving as members.

This information is intended to be furnished under Item 7.01 of Form 8-K, “Regulation FD Disclosure” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On May 31, 2016, the Company announced the appointment of Ellen O. Tauscher, a director of the Company, as the Board Chair. Upon her appointment as the Board Chair, Ms. Tauscher resigned as Chair of the Audit Committee, but remains a member thereof. In connection with Ms. Tauscher’s appointment as the Board Chair, Mr. Goldberg, while remaining an independent director, resigned his position as lead independent director. In connection with Mr. Lauer’s resignation from the Board, the Board adopted a resolution reducing the number of directors of the Company from seven to six, effective as of May 31, 2016.

Effective upon his appointment as Chief Executive Officer, Mr. Flanders resigned as a member and the Chair of the Compensation Committee and as a member of the Nominating the Corporate Governance Committee.

In connection with Mr. Flanders’ and Ms. Tauscher’s new appointments, the Board approved certain changes to the membership of the Board’s committees, effective as of May 31, 2016. Specifically, the Board appointed (i) Randall S. Livingston as the Chair of the Audit Committee, replacing Ms. Tauscher (who will continue to serve as a member of the Audit Committee); (ii) Michael D. Goldberg as the Chair of the Compensation Committee, replacing Mr. Flanders; and (iii) Mr. Livingston as a member of the Nominating and Governance Committee, replacing Mr. Flanders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2016	/s/ Scott Giesler

Scott Giesler
General Counsel and Secretary